EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                    INVESTOR/MEDIA CONTACT:
                                                Deborah Loeb Bohren 212-476-3552


WELLCHOICE, INC APPOINTS GLORIA MCCARTHY
EXECUTIVE VICE PRESIDENT AND COO

GRACE MESSINA AND MICHAEL GALVIN TO ASSUME RESPONSIBILITY FOR TECHNOLOGY AND TELECOMMUNICATIONS AND FACILITIES TO FILL VACANCY CREATED BY RESIGNATION OF KENNY KLEPPER

New York, NY (4/24/2003) - WellChoice, Inc. (NYSE: WC) today announced several senior management appointments.

Gloria McCarthy, Senior Vice President, Operations, Managed Care and Medicare Services since 1997, was promoted to the position of Executive Vice President and Chief Operating Officer. In this role, McCarthy will oversee all aspects of the company's day-to-day operations, including Operations, Sales, Product Development and Marketing, Medical Delivery, Empire Medicare Services, Managed Care, National Accounts, IT and Telecommunications and Facilities.

"I am delighted that Gloria will become COO of WellChoice, working closely with me and focusing 100% of her time on overseeing the Company's day to day operations," stated Michael A. Stocker, MD, president and chief executive officer of WellChoice. "With over 29 years of experience with the Company, Gloria was simply the outstanding choice as we decided it still made sense to have a COO position on the executive management team. In her last role, Gloria's depth of capabilities and experience shone. Having contributed her expertise in nearly every aspect of our business she clearly has the industry and company knowledge, leadership, business acumen and integrity to help lead WellChoice."

In related changes, Elizabeth McManus, Vice President, Claims and BlueCard Operations, will become Vice President, Operations and assume responsibility for Operations and Medicare Services. She will report directly to McCarthy. Alan Sokolow, MD, Vice President and Chief Medical Officer will continue to report directly to McCarthy. Dr. Sokolow is responsible for health services, which includes, medical policy, pharmacy program management, disease management and utilization management.

Grace Messina, Vice President and Chief Information Officer, Enterprise Systems and Michael Galvin, Vice President, Chief Infrastructure Officer, will assume all of the responsibilities of Kenny Klepper, Senior Vice President, Systems, Infrastructure and Technology, who resigned effective April 30, 2003. Messina will have overall responsibility for the company's enterprise-wide information



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technology systems. Galvin will oversee all infrastructure functions including telecommunications, facilities, building security and real estate. Messina and Galvin have each been with the company for more than two decades and were integral in the development and execution of the company's IT, telecom and facilities strategies over the past several years. Both Messina and Galvin will report directly to McCarthy.

"We also have significant depth of excellence and experience below Gloria and the additional appointments of Liz, Grace and Mike made absolute sense. In addition, Grace and Mike have been integral to the success of our IT operations and will ensure a seamless transition following the departure of Kenny Klepper, " said Stocker. "Our financial performance this quarter attests to the strength of our team and with these new appointments in place I look forward to our continued momentum.

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ABOUT WELLCHOICE, INC.
WellChoice, Inc. is the largest health insurance company in the State of New York based on PPO and HMO membership. The Company has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

Cautionary Statements

Some of the information contained in this press release is forward-looking, including statements relating to future financial or business results. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond the Company's control. Important risk factors could cause future results to differ materially from those estimated by management. Those risks and uncertainties include but are not limited to: the Company's ability to accurately predict health care costs and to manage those costs through underwriting criteria, quality initiatives and medical management, product design and negotiation of favorable provider reimbursement rates; the Company's ability to maintain or increase the Company's premium rates; possible reductions in enrollment in the Company's health insurance programs or changes in membership mix; regional concentration of the Company's business; and the impact of health care reform and other regulatory matters; and the outcome of litigation. For a more detailed discussion of these and other important factors that may materially affect WellChoice, please see the Company's filings with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in its Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, to be filed with the Commission.


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